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                                                                      Exhibit 15

June 28, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 7, 2002 on our review of interim financial information of Honeywell International Inc. (the "Company") as of and for the period ended March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated June 28, 2002.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP